Exhibit 10.1.4

FIRST AMENDMENT TO
AMENDED AND RESTATED MASTER TRANSACTIONS AND COOPERATION AGREEMENT

This First Amendment to Amended and Restated Master Transactions and Cooperation Agreement (this “Amendment”) is entered into effective as of January 31, 2020 (the “Effective Date”) by and between Healthpeak Properties, Inc. (formerly known as HCP, Inc.) ("Peak") and Brookdale Senior Living Inc. (“BKD”; each of Peak and BKD being a “Party” and, collectively, the “Parties”).
RECITALS
A.    The Parties entered into that certain Amended and Restated Master Transactions and Cooperation Agreement dated as of October 29, 2019 and effective as of October 1, 2019 (the “Master Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Agreement.
B.    The Parties desire to amend the Master Agreement to reflect the timing of the various closings in connection with the CCRC Acquisition pursuant to the CCRC PSA and the NNN BKD Acquisition (collectively, the “Acquisition Transactions”).
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:
1.Incorporation of Recitals. The Parties hereto acknowledge and agree that the Recitals to this Amendment are hereby incorporated in and form part of this Amendment.

2.Closing the Acquisition Transactions. The Parties hereby agree that the closing of the Acquisition Transactions (the “Acquisition Closing”), and each of them, shall occur concurrently on the Effective Date hereof (the “Acquisition Closing Date”). Notwithstanding that the Acquisition Closing shall occur on the Acquisition Closing Date, the Parties agree as follows:
(a)    Peak shall cause the Existing CCRC Financing set forth on Schedule 3-A to the Master Agreement to be paid in full promptly following the Acquisition Closing on the Acquisition Closing Date;
(b)    The Management Termination Agreement shall become effective with respect to each CCRC Transition Community as of 11:59:59 p.m. (local time, at each CCRC Transition Community) on the Acquisition Closing Date, provided that the Management Termination Fee shall be paid concurrently with the Acquisition Closing;
(c)    For U.S. federal (and corresponding state and local) income tax purposes, with respect to the CCRC Acquisition, income, gains, losses, deductions and credits of

CCRC Propco and CCRC Opco, as applicable, shall be allocated between the respective buyers and sellers in accordance with the “interim closing of the books” method under Section 706(d) of the Code effective as of the end of the day on the Acquisition Closing Date.
(d)    Notwithstanding the terms of the LCS OTAs, the transfer of management of each CCRC Transition Community pursuant to each LCS OTA shall be effective as of 12:00:00 a.m. (local time, at each CCRC Transition Community) on February 1, 2020, and February 1, 2020 shall be deemed the "Closing" for purposes of the LCS OTAs. Concurrently with the Acquisition Closing, the Parties shall cause their applicable affiliates and Peak shall cause LCS to execute an Omnibus Acknowledgment of Closing under the LCS OTAs in a form reasonably acceptable to the Parties confirming the foregoing; and
(e)    Concurrently with the Acquisition Closing, the Parties shall cause their applicable affiliates to execute and deliver that certain Omnibus Agreement and Acknowledgement of Termination of Leases with respect to the NNN BKD Master Lease Acquisition Communities and the NNN BKD Schedule 6 Acquisition Communities in the form attached hereto as Exhibit A.
3.CCRC PSA. Concurrently with the Acquisition Closing, the HCP CCRC Purchasers, as purchasers, and the BKD CCRC Sellers, as sellers, are entering into that certain Amendment No. 2 to the Equity Interest Purchase Agreement in the form attached hereto as Exhibit B.

4.NNN Transition Community. The second to last sentence in Section 1.1 of the Master Agreement is hereby amended and restated as follows:
“Healthpeak (for the Designee) shall (and shall cause New Manager to) commence the application process for all required licenses and other regulatory approvals necessary for the continued operation of the NNN Transition Community in accordance with all Applicable Requirements not later than February 14, 2020 (and, upon written request of BKD, deliver reasonable evidence thereof to BKD) and diligently pursue the same until issued.”
5.Healthpeak. The Parties acknowledge that HCP, Inc. changed its name to Healthpeak Properties, Inc., and any references in the Master Agreement to "HCP, Inc." or "HCP" shall be deemed to be replaced with "Healthpeak Properties, Inc." or "Healthpeak", respectively.

6.Costs and Expenses. All costs and expenses associated with the negotiation and preparation of this Amendment, including each Party’s attorneys’ fees, shall be borne and paid by the Party that incurred each such cost or expense.

7.Effect of Amendment. Except to the extent modified by this Amendment, the Master Agreement remains in full force and effect in accordance with its terms. If any provision of this Amendment (including any Schedule or Exhibit attached hereto) contradicts or is inconsistent with any provision of the Master Agreement (or any Schedule or Exhibit attached thereto), then the provisions of this Amendment (including the Schedules and Exhibits attached hereto) shall prevail.

8.Incorporation by Reference. This provisions of Sections 5.8 through 5.24 of the Master Agreement shall be incorporated herein by reference as though the same are expressly set forth herein.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

HEALTHPEAK PROPERTIES, INC.,
a Maryland corporation

By: /s/ Jeffrey H. Miller
Name: Jeffrey H. Miller
Title: Executive Vice President - Senior Housing

(Signatures continue on following page(s))

S-1

BROOKDALE SENIOR LIVING INC.,
a Delaware corporation

By: H. Todd Kaestner
Name: H. Todd Kaestner
Title: Executive Vice President - Corporate Development for BSLI

(End of signatures)

S-2

EXHIBIT A

Form of Omnibus Agreement and Acknowledgement of Termination of Leases

(See attached.)

[omitted for SEC filing purposes]

Exhibit A-1

EXHIBIT B

Form of Amendment No. 2 to the Equity Interest Purchase Agreement

(See attached.)

[omitted for SEC filing purposes; executed copy filed as Exhibit 10.1.5 to Brookdale Senior Living Inc.’s Annual Report on Form 10-K filed with the SEC on February 19, 2020]

Exhibit B-1